                                                                     EXHIBIT 1.2

 ______________________________________________________________________________
 ______________________________________________________________________________



                           FIRST USA PAYMENTECH, INC.
                            (a Delaware corporation)


                        1,360,000 Shares of Common Stock



                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------



                          Dated:  [__________], 1996


 ______________________________________________________________________________
 ______________________________________________________________________________

                               TABLE OF CONTENTS


INTERNATIONAL PURCHASE AGREEMENT..............................................  1
     SECTION 1.  Representations and Warranties...............................  3
                 ------------------------------
          (a)    Representations and Warranties by the Company................  3
                 (i)  Compliance with Registration Requirements...............  3
                      -----------------------------------------
                 (ii)  Independent Accountants................................  4
                       -----------------------
                 (iii)  Financial Statements..................................  4
                        --------------------
                 (iv)  No Material Adverse Change in Business.................  5
                       --------------------------------------
                 (v)  Good Standing of the Company............................  5
                      ----------------------------
                 (vi)  Good Standing of Subsidiaries..........................  5
                       -----------------------------
                 (vii)  Financial Services....................................  6
                        ------------------
                 (viii)  Capitalization.......................................  6
                         --------------
                 (ix)  Authorization of Agreement.............................  6
                       --------------------------
                 (x)  Authorization and Description of Securities.............  6
                      -------------------------------------------
                 (xi)  Absence of Defaults and Conflicts......................  6
                       ---------------------------------
                 (xii)  Absence of Proceedings................................  7
                        ----------------------
                 (xiii)  Accuracy of Exhibits.................................  7
                         --------------------
                 (xiv)  Possession of Intellectual Property...................  7
                        -----------------------------------
                 (xv)  Absence of Further Requirements........................  8
                       -------------------------------
                 (xvi)  Possession of Licenses and Permits....................  8
                        ----------------------------------
                 (xvii)  Investment Company Act...............................  8
                         ----------------------
                 (xviii)  Business Relationships; Related Party Transactions..  8
                          --------------------------------------------------
                 (xix)  Registration Rights...................................  9
                        -------------------
          (b)    Representations, Warranties and Agreements of the Selling
                 Stockholder..................................................  9
                 (i)  Accurate Disclosure.....................................  9
                      -------------------
                 (ii)  Authorization of Agreements............................  9
                       ---------------------------
                 (iii)  Rights in Securities.................................. 10
                        --------------------
                 (iv)  Absence of Manipulation................................ 10
                       -----------------------
                 (v)  Absence of Further Requirements......................... 10
                      -------------------------------
                 (vi)  Restriction on Sale of Securities...................... 10
                       ---------------------------------
                 (vii)  No Association with NASD.............................. 10
                        ------------------------
          (c)    Officer's Certificates....................................... 11
     SECTION 2.  Sale and Delivery to Underwriters; Closing................... 11
                 ------------------------------------------
          (a)    Initial Securities........................................... 11
          (b)    Option Securities............................................ 11
          (c)    Payment...................................................... 12
          (d)    Denominations; Registration.................................. 12
     SECTION 3.  Covenants of the Company..................................... 12
                 ------------------------
          (a)    Compliance with Securities Regulations and Commission
                 Requests..................................................... 13
          (b)    Filing of Amendments......................................... 13
          (c)    Delivery of Registration Statements.......................... 13
          (d)    Delivery of Prospectuses..................................... 13
          (e)    Continued Compliance with Securities Laws.................... 14

          (f)    Rule 158..................................................... 14
          (g)    Use of Proceeds.............................................. 14
          (h)    Listing...................................................... 14
          (i)    Restriction on Sale of Securities............................ 14
          (j)    Reporting Requirements....................................... 15
     SECTION 4.  Payment of Expenses.......................................... 15
                 -------------------
          (a)  Expenses....................................................... 15
          (b)  Expenses of the Selling Stockholder............................ 15
          (c)  Termination of Agreement....................................... 16
          (d)  Allocation of Expenses......................................... 16
     SECTION 5.  Conditions of Underwriters' Obligations...................... 16
                 ---------------------------------------
          (a)    Effectiveness of Registration Statement...................... 16
          (b)    Opinions of Counsel for Company and the Selling Stockholder.. 16
          (c)    Opinion of Counsel for International Managers................ 16
          (d)    Officers' Certificate........................................ 17
          (e)    Officer's Certificate of Selling Stockholder................. 17
          (f)    Accountant's Comfort Letter.................................. 17
          (g)    Bring-down Comfort Letter.................................... 17
          (h)    ............................................................. 18
          No Objection........................................................ 18
          (i)    Lock-up Agreements........................................... 18
          (j)    Purchase of Initial U.S. Securities.......................... 18
          (k)    ............................................................. 18
          Conditions to Purchase of International Option Securities........... 18
          (l)    Additional Documents......................................... 19
          (m)  Termination of Agreement....................................... 19
     SECTION 6.  Indemnification.............................................. 19
                 ---------------
          (a)    Indemnification of International Managers.................... 19
          (b)    Indemnification of Company, Directors and Officers........... 20
          (c)    Actions against Parties; Notification........................ 21
          (d)    Other Agreements with Respect to Indemnification............. 21
     SECTION 7.  Contribution................................................. 21
                 ------------
     SECTION 8.  Representations, Warranties and Agreements to Survive
                 -----------------------------------------------------
          Delivery............................................................ 23
          --------
     SECTION 9.  Termination of Agreement..................................... 23
                 ------------------------
          (a)    Termination; General......................................... 23
          (b)    Liabilities.................................................. 23
     SECTION 10. Default by One or More of the International Managers......... 24
                 ----------------------------------------------------
     SECTION 11. Default by the Selling Stockholder or the Company............ 24
                 -------------------------------------------------
     SECTION 12. Notices...................................................... 25
                 -------
     SECTION 13. Parties...................................................... 25
                 -------
     SECTION 14. GOVERNING LAW AND TIME....................................... 25
                 ----------------------
     SECTION 15. Effect of Headings........................................... 25
                 ------------------

                           FIRST USA PAYMENTECH, INC.

                            (a Delaware corporation)

                        1,360,000 Shares of Common Stock

                           (Par Value $.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------

                                                              [__________], 1996

MERRILL LYNCH INTERNATIONAL
MONTGOMERY SECURITIES
SMITH BARNEY INC.
 as Lead Managers of the several International Managers
c/o Merrill Lynch International
    Ropemaker Place
    25 Ropemaker Street
    London EC2Y 9LY
    England

Ladies and Gentlemen:

     First USA Paymentech, Inc., a Delaware corporation (the "Company"), and
First   USA Financial, Inc., a Delaware corporation (the "Selling Stockholder"), confirm their respective agreements with Merrill Lynch International ("Merrill Lynch"), Montgomery Securities, Smith Barney Inc. and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Montgomery Securities and Smith Barney Inc. are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Company and the Selling Stockholder, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto, and (ii) the grant by the Company and the Selling Stockholder, acting severally and not jointly, to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 204,000 additional shares of Common Stock to cover over-allotments, if any. The 1,360,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers pursuant to this Agreement and all or any part of the 204,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

     It is understood that the Company and the Selling Stockholder are concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company and the Selling Stockholder of an aggregate of 5,440,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated, Montgomery Securities and Smith Barney Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company and the Selling Stockholder, acting severally and not jointly, to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 816,000 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities". It is understood that the Company and the Selling Stockholder are not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company and the Selling Stockholder understand that the International Managers propose to make an offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-15861) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b).
Two forms of prospectus are to be used in connection with the offering and sale of the Securities to the Underwriters: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and any schedules, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated November 18, 1996 and preliminary U.S. Prospectus dated November 18, 1996, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy (if any) filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

          (i)  Compliance with Registration Requirements.  Each of the
               -----------------------------------------
     Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule
     434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement and any amendments and supplements thereto or the Prospectuses and any amendments and supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through the Lead Managers expressly for use in the Registration Statement or the Prospectuses.

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)  Independent Accountants.  The accountants who certified the
                -----------------------
     financial statements of the Company and its subsidiaries, and of GENSAR Holdings Inc. ("GENSAR") and its subsidiaries, included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii)  Financial Statements.  The financial statements of the Company
                 --------------------
     and its consolidated subsidiaries included in the Registration Statement and the Prospectuses, together with the related notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of income, changes in stockholder's equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). The selected financial data and the summary financial information included in the Prospectuses present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company and its consolidated subsidiaries included in the Registration Statement. To the best of the Company's knowledge, the financial statements of GENSAR and its consolidated subsidiaries included in the Registration Statement and the Prospectuses, together with the related notes, present fairly, in all material respects, the financial position of GENSAR and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders' equity (deficiency) and cash flows of GENSAR and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto). The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv)  No Material Adverse Change in Business.  Since the respective
                --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)  Good Standing of the Company.  The Company has been duly
               ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; the Company is not required to register as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi)  Good Standing of Subsidiaries.  Each "significant subsidiary" of
                -----------------------------
     the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; and, except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

          (vii)  Financial Services.  First USA Financial Services, Inc.
                 ------------------
     ("Financial Services") is an indirect wholly-owned subsidiary of the Company and has been duly organized as an industrial loan corporation under the laws of the State of Utah and is not a "bank" within the meaning of 12 U.S.C. (S)1841(c).

          (viii)  Capitalization.  The authorized, issued and outstanding
                  --------------
     capital stock of the Company, including the International Securities to be purchased by the International Managers from the Selling Stockholder, as of September 30, 1996 is as set forth in the Prospectuses under the caption "Capitalization" and there have not been any subsequent issuances of capital stock of the Company, except for subsequent issuances, if any, pursuant to employee benefit plans referred to in the Prospectuses or pursuant to the exercise of options referred to in the Prospectuses.

          (ix)  Authorization of Agreements.  This Agreement and the U.S.
                ---------------------------
     Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (x)  Authorization and Description of Securities.  The Securities to
               -------------------------------------------
     be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities is not subject to preemptive or other similar rights arising by operation of law, under the charter and by-laws of the Company, or under any agreement to which the Company or any of its subsidiaries is a party; and the outstanding stock options relating to the Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectuses is true and accurate in all material respects.

          (xi)  Absence of Defaults and Conflicts.  Neither the Company nor any
                ---------------------------------
     of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or violation by the Company of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, known to the Company, including, without limitation, the Federal Deposit Insurance Corporation and the Utah Department of Financial Institutions.
     As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (xii)  Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which in the reasonable judgment of the Company might result in a Material Adverse Effect, or which in the reasonable judgment of the Company might materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, in the reasonable judgment of the Company, not likely to result in a Material Adverse Effect.

          (xiii)  Accuracy of Exhibits.  There are no contracts or documents
                  --------------------
     which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv)  Possession of Intellectual Property.  The Company and its
                 -----------------------------------
     subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, in the reasonable judgment of the Company is likely to result in a Material Adverse Effect.

          (xv)  Absence of Further Requirements.  No filing with, or
                -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required to be obtained by the Company in connection with the offering, issuance or sale of the Securities hereunder or under the U.S. Purchase Agreement or in connection with the consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement, except such as have been already made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

          (xvi)  Possession of Licenses and Permits.  Except as otherwise stated
                 ----------------------------------
     in the Prospectuses, the Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, in the reasonable judgment of the Company, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, in the reasonable judgment of the Company, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgement of the Company, is likely to result in a Material Adverse Effect.

          (xvii)  Investment Company Act.  The Company is not, and upon the
                  ----------------------
     issuance and sale of the Securities as contemplated herein and in the U.S. Purchase Agreement and the application of the net proceeds from the sale of the Securities as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xviii)  Business Relationships; Related Party Transactions.  There
                   --------------------------------------------------
     are no business relationships or related-party transactions of the nature described in Item 404 of

     Regulation S-K involving the Company and any other persons referred to in said Item 404 that are required to be disclosed in the Prospectuses and which have not been so disclosed.

          (xix)  Registration Rights.  Except as otherwise described in the
                 -------------------
     Prospectuses, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise by the Company under the 1933 Act.

     (b) Representations, Warranties and Agreements of the Selling Stockholder. The Selling Stockholder represents and warrants to each International Manager as of the date hereof, as of the Closing Time, and as of each Date of Delivery (if any), and agrees with each International Manager, as follows:

          (i)  Accurate Disclosure.  To the best knowledge of the Selling
               -------------------
     Stockholder, the representations and warranties of the Company contained in
     Section 1(a) hereof are true and correct; the Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectuses and, to the best knowledge of the Selling Stockholder, neither the Prospectuses nor any amendments or supplements thereto include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Selling Stockholder is not prompted to sell the Securities to be sold by the Selling Stockholder hereunder by any material information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectuses.

          (ii)  Authorization of Agreements.  The Selling Stockholder has
                ---------------------------
     corporate power and authority to enter into and perform its obligations under this Agreement and the U.S. Purchase Agreement. The execution and delivery of this Agreement and the U.S. Purchase Agreement and the sale and delivery of the Securities to be sold by the Selling Stockholder hereunder and thereunder and the consummation of the transactions contemplated herein and therein and compliance by the Selling Stockholder with its obligations hereunder and thereunder have been duly authorized by the Selling Stockholder by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Selling Stockholder or any of its subsidiaries is a party or by which it or any of them may be bound, which, in the event of any such conflict, breach or default, could materially and adversely affect the performance by the Selling Stockholder of its obligations under this Agreement or the U.S. Purchase Agreement or the consummation of the transactions contemplated herein or therein (including the issuance, sale and delivery of the Securities), nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder or any of its subsidiaries or any violation by the Selling Stockholder of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, known to the Selling Stockholder.

          (iii)  Rights in Securities.  The Selling Stockholder has and, at the
                 --------------------
     Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), will have, all rights in and to the Securities to be sold by the Selling Stockholder hereunder and under the U.S. Purchase Agreement, free and clear of any "adverse claims" within the meaning of
     Section 8-302 of the New York Uniform Commercial Code; and upon delivery of such Securities and payment of the purchase price therefor as contemplated herein and in the U.S. Purchase Agreement, assuming each of the Underwriters is a "bona fide purchaser" (as defined under Section 8-302 of the New York Uniform Commercial Code), each of the Underwriters will acquire all rights in and to the Securities purchased by it from the Selling Stockholder, free and clear of any "adverse claims" within the meaning of Section 8-302 of the New York Uniform Commercial Code. The sale and delivery of the Securities to the Underwriters as contemplated herein and in the U.S. Purchase Agreement is not subject to any right of first refusal or similar rights of any person pursuant to any contract to which the Selling Stockholder or any of its subsidiaries is a party or by which any of them is bound.

          (iv)  Absence of Manipulation.  The Selling Stockholder has not taken,
                -----------------------
     and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (v)  Absence of Further Requirements.  No filing with, or
               -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required to be obtained by the Selling Stockholder in connection with the sale and delivery of the Securities hereunder or under the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement or the U.S. Purchase Agreement, except such as have been already made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the regulations promulgated thereunder and foreign or state securities or blue sky laws.

          (vi)  Restriction on Sale of Securities.  During a period of 120 days
                ---------------------------------
     from the date of the Prospectuses, except as provided in the Prospectuses, the Selling Stockholder will not, without the prior written consent of Merrill Lynch, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to the Securities to be sold hereunder or under the U.S. Purchase Agreement.

          (vii)  No Association with NASD.  Neither the Selling Stockholder nor
                 ------------------------
     any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of subparagraph
     (q) of Article I of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc., other than First USA Capital Markets, Inc. and its officers and employees.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby; and any certificate signed by any officer of the Selling Stockholder delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Selling Stockholder to the International Managers as to the matters covered thereby.

     SECTION 2.  Sale and Delivery to Underwriters; Closing.
                 ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and the Selling Stockholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of the Company or the Selling Stockholder, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Global Coordinator in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholder, severally and not jointly, hereby grant an option to the International Managers, severally and not jointly, to purchase up to an additional 204,000 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company and the Selling Stockholder setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase from the Company and the Selling Stockholder, pro rata, that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York 10048, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholder, at 9:00 A.M. (Eastern Time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern Time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholder (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator, the Company and the Selling Stockholder, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company and the Selling Stockholder. Payment shall be made to the Company and the Selling Stockholder by wire transfer of immediately available funds payable to the order of the Company and the Selling Stockholder, as the case may be, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the Initial International Securities and the International Option Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants of the Company.  The Company covenants with each
                 ------------------------
International Manager as follows:

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object in writing.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International

     Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the International Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers to which opinion counsel for the Company shall not reasonably object, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the International Managers to which opinion counsel for the Company shall not reasonably object, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

          (f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds".

          (h) Listing. The Company will use every reasonable effort to effect the listing of the Securities on the New York Stock Exchange.

          (i) Restriction on Sale of Securities. During a period of 120 days from the date of the Prospectuses, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, (i) issue, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the U.S. Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to the Company's existing employee benefit plans and (D) shares of Common Stock issued in connection with one or more acquisitions of companies, businesses or assets, provided that the value of the shares so issued does not exceed, in the aggregate, $100 million (such value to be based upon the closing price of the Common Stock on the New York Stock Exchange on the date any such shares are issued or, if there is no such closing price on such date, on the most recent day prior to such issuance on which there is a closing price) and each person or entity that receives any of the shares so issued delivers to the Lead Managers at or prior to the date of issuance an agreement substantially in the form of Exhibit C hereto.

          (j) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

     SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company and the
                 -------------------
Selling Stockholder will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale and delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the International Securities to the International Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the International Securities to the International Managers and the transfer of the International Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the printing and delivery to the International Managers of copies of each preliminary prospectus, any Term Sheets and of the International Prospectus and any amendments or supplements thereto, (vi) the preparation, printing and delivery to the International Managers of copies of the Blue Sky Survey and any supplement thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the International Managers in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities and (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

     (b) Expenses of the Selling Stockholder. The Selling Stockholder will pay all expenses incident to the performance of its obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the International Managers, and their transfer between the International Managers pursuant to an agreement between such International Managers, (ii) the fees and disbursements of its counsel and accountants, and (iii) any underwriting discount attributable to any of the International Securities being sold by the Selling Stockholder.

     (c) Termination of Agreement. If this Agreement is terminated by the Global Coordinator in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the International Managers for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

     (d) Allocation of Expenses. The provisions of this Section 4 shall not affect any agreement that the Company and the Selling Stockholder may make for the sharing of such costs and expenses.

     SECTION 5.  Conditions of Underwriters' Obligations.  The obligations of
                 ---------------------------------------
the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or on behalf of the Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective on the date hereof and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinions of Counsel for Company and the Selling Stockholder. At Closing Time the Lead Managers shall have received (i) the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Selling Stockholder, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit A hereto and
     (ii) the favorable opinion, dated as of Closing Time, of Philip E. Taken, Esq., Senior Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers, to the effect set forth in Exhibit B hereto.

          (c) Opinion of Counsel for International Managers. At Closing Time the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood LLP, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in (i),
     (v), and (viii) to (xi), inclusive, and the last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

          (d) Officers' Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission.

          (e) Officer's Certificate of Selling Stockholder. At Closing Time, the International Managers shall have received a certificate of the President or a Vice President of the Selling Stockholder, dated as of Closing Time, to the effect that (i) the representations and warranties of the Selling Stockholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time and (ii) the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time.

          (f) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Lead Managers shall have received from each of Ernst & Young LLP and Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (g) Bring-down Comfort Letter. At Closing Time the Lead Managers shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (h) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto.

          (j) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

          (k) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
     Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Selling Stockholder contained herein and the statements in any certificates furnished by the Company and the Selling Stockholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

          (i)  Officers' Certificate.  A certificate, dated such Date of
               ---------------------
          Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

          (ii)  Certificate of Selling Stockholder.  A certificate, dated such
                ----------------------------------
          Date of Delivery, of the President or a Vice President of the Selling Stockholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

          (iii)  Opinions of Counsel for Company and the Selling Stockholder.
                 -----------------------------------------------------------
          The favorable opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Selling Stockholder, and Philip E. Taken, Esq., Senior Vice President and General Counsel of the Company, each in form and substance satisfactory to counsel for the U.S. Underwriters, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by
          Section 5(b) hereof.

          (iv)  Opinion of Counsel for Underwriters.  The favorable opinion of
                -----------------------------------
          Brown & Wood LLP, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

          (v)  Bring-down Comfort Letter.  A letter from Ernst & Young LLP in
               -------------------------
          form and substance satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(g) hereof, except that any "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than three days prior to such Date of Delivery.

          (l) Additional Documents. At Closing Time and at each Date of Delivery counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Stockholder in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

          (m) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of International Managers. The Company and the Selling Stockholder jointly and severally agree to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company and the Selling Stockholder; and

          (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c), the fees and disbursements of one counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto), including the 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto). Any amounts advanced by the Company or the Selling Stockholder to an indemnified party pursuant to this Section 6(a) in respect of any loss, liability, claim, damage or expense shall be returned to the Company or the Selling Stockholder, as the case may be, if it shall be finally determined by a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification pursuant to this Section 6(a).

     The foregoing indemnification with respect to any preliminary prospectus shall not inure to the benefit of any International Manager from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such International Manager, if a copy of the International Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Manager to such person, if such is required by law, at or prior to the written confirmation of the sale of such shares to such person and if the International Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

     (b) Indemnification of Company, Directors and Officers and the Selling Stockholder. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto). Any amounts advanced by an International Manager to an indemnified party pursuant to this Section 6(b) in respect of any loss, liability, claim, damage or expense shall be returned to such International Manager if it shall be finally determined by a court in a judgment not subject to appeal or final review that such indemnified party was not entitled to indemnification pursuant to this Section 6(b).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. The Selling Stockholder shall not be responsible for the payment of an amount pursuant to this Section 6 which exceeds the net proceeds received by the Selling Stockholder from the sale of the International Securities by the Selling Stockholder hereunder.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, that an indemnifying party shall not be liable for any
            --------
such settlement effected without its consent if such indemnifying party (1) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (2) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (e) Other Agreements with Respect to Indemnification. The provisions of this Section 6 shall not affect any agreement between the Company and the Selling Stockholder with respect to indemnification.

     SECTION 7.  Contribution.  If the indemnification provided for in Section 6
                 ------------
hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the International Managers on the other hand in connection with the statements or omission which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company and the Selling Stockholder on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company and the Selling Stockholder on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling

Stockholder or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholder and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Stockholder, as the case may be. The International Managers' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     The provisions of this Section shall not affect any agreement between the Company and the Selling Stockholder with respect to contribution.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Selling Stockholder submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Selling Stockholder, and shall survive delivery of the Securities to the International Managers.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Selling Stockholder, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nadsaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Delaware authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

     SECTION 10.  Default by One or More of the International Managers.  If one
                  ----------------------------------------------------
or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International

     Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company and the Selling Stockholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

     SECTION 11. Default by the Selling Stockholder or the Company.  If the
                 -------------------------------------------------
Selling Stockholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then the International Managers may, at option of the Lead Managers, by notice from the Lead Managers to the Company, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except that the provisions of Sections 4, 6 and 7 shall remain in full force and effect or (b) elect to purchase the Securities which the Company has agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve the Selling Stockholder from liability, if any, in respect of such default.

     In the event of a default by the Selling Stockholder as referred to in this
Section 11, each of the Lead Managers and the Company shall have the right to postpone Closing Time or a Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectuses or in any other documents or arrangements.

     If the Company shall fail at Closing Time or at a Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 4, 6 and 7 shall remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

     SECTION 12.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, attention of Equity Capital Markets; notices to the Company shall be directed to it at 1601 Elm Street, 47th Floor, Dallas, Texas 75201, attention of General Counsel; and notices to the Selling Stockholder should be directed to it at 1601 Elm Street, 47th Floor, Dallas, Texas 75201, attention of General Counsel.

     SECTION 13.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the International Managers, the Company and the Selling Stockholder and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Stockholder and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Stockholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 15.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling Stockholder in accordance with its terms.

                                              Very truly yours,

                                              FIRST USA PAYMENTECH, INC.



                                              By  ______________________________
                                                  Title:



CONFIRMED AND ACCEPTED,                       FIRST USA FINANCIAL, INC.
 as of the date first above written:


MERRILL LYNCH INTERNATIONAL                   By  ______________________________
MONTGOMERY SECURITIES                             Title:
SMITH BARNEY INC.


By: MERRILL LYNCH INTERNATIONAL


By _______________________________________________
             Authorized Signatory


For themselves and as Lead Managers of the other
International Managers named in Schedule A hereto.

                                  SCHEDULE A



     Name of International Manager                                  Number of
     -----------------------------                                   Initial
                                                                  International
                                                                    Securities
                                                                  -------------

     Merrill Lynch International................................
     Montgomery Securities......................................
     Smith Barney Inc...........................................



                                                                    ---------
          Total.................................................    1,360,000
                                                                    =========

                                    Sch A-1

                                   SCHEDULE B


                                   Number of Initial         Maximum Number of
                                International Securities   International Option
                                       to Be Sold          Securities to Be Sold
                                ------------------------   ---------------------
FIRST USA PAYMENTECH, INC.               600,000                   84,000

FIRST USA FINANCIAL, INC.                760,000                  120,000
                                       ---------                  -------

Total........................          1,360,000                  204,000
                                       =========                  =======

                                    Sch B-1

                                   SCHEDULE C

                           FIRST USA PAYMENTECH, INC.

                        1,360,000 Shares of Common Stock

                           (Par Value $.01 Per Share)



          1. The initial public offering price per share for the Securities, determined as provided in Section 2, shall be $[ ].

          2. The purchase price per share for the Securities to be paid by the several International Managers shall be $[ ], being an amount equal to the initial public offering price set forth above less $[ ] per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in
     Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                    Sch C-1

                                   SCHEDULE D

                         [List of persons and entities
                              subject to lock-up]

                                 Gene H. Bishop
                               Pamela H. Patsley
                               Rupinder S. Sidhu
                                John C. Tolleson
                                Richard W. Vague
                                Michael P. Duffy
                               Susan H. Cerpanya
                               Raymond J. McArdle
                               Elena R. Anderson



                                    Sch D-1

                                                                       Exhibit A



                      FORM OF OPINION OF COMPANY'S COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 5(b)(i)


     (i) The Company is validly existing as a corporation in good standing under the laws of the State of Delaware. In rendering the opinion set forth in this paragraph (i), counsel may rely solely on a review of a certificate from the Secretary of State of the State of Delaware.

     (ii) The Company has the corporate power and corporate authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the International Purchase Agreement and the U.S. Purchase Agreement.

     (iii) The Company is not required to register as a bank holding company under the Bank Holding Company Act of 1956, as amended, as a result of its ownership of Financial Services and Financial Services is not a "bank" within the meaning of 12 U.S.C. (S)1841(c). In rendering the opinion set forth in this paragraph (iii), counsel may assume the accuracy and completeness of statements made in a certificate of an officer of the Company.

     (iv) The number of authorized, issued and outstanding shares of capital stock of the Company as of September 30, 1996 was as set forth in the Prospectuses under the caption "Capitalization" and such counsel is not aware of any subsequent issuances of capital stock, except for subsequent issuances, if any, pursuant to employee benefit plans or the exercise of options referred to in the Prospectuses; and the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Stockholder pursuant to the International Purchase Agreement and the U.S. Purchase Agreement (the "Secondary Securities") have been duly authorized and validly issued and are fully paid and non-assessable. In rendering the opinion set forth in this paragraph (iv) as to issued and outstanding shares, such counsel may rely on a review of the Certificate of Incorporation and By-laws of the Company, minutes of the Company's Board of Directors, an officer's certificate regarding the outstanding Common Stock and a certificate of the transfer agent for the Common Stock.

     (v) The Securities to be purchased by the International Managers and the U.S. Underwriters from the Company (the "Primary Securities") have been duly authorized for issuance and sale to the International Managers pursuant to the International Purchase Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company in accordance with the International Purchase Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth in the International Purchase Agreement and the U.S. Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable. In rendering the opinions set forth in this paragraph (v), counsel may assume that the certificates representing the Primary Securities to be purchased by the International Managers and the U.S. Underwriters will be duly countersigned by the transfer agent for the Common Stock and will conform to the specimen certificate examined by such counsel.

     (vi) The Selling Stockholder has the corporate power and corporate authority to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement and, assuming that Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the agent for the Underwriters (the "Agent"), acquired its interest in the Secondary Securities in good faith and without notice of any adverse claims, upon delivery to the Agent in the State of New York of the Secondary Securities registered to it, indorsed to it or in blank, as the case may be, the Agent will acquire all of the Selling Stockholder's rights in the Secondary Securities free of any adverse claims (within the meaning of Section 8-302 of the Uniform Commercial Code as in effect on the date hereof in the State of New York).

     (vii) The issuance of the Primary Securities by the Company is not subject to preemptive rights arising by operation of the Delaware General Corporation Law or preemptive or other similar rights under the charter or by-laws of the Company.

     (viii) The International Purchase Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by each of the Company and the Selling Stockholder.

     (ix) Such counsel has been informed by the Commission that the Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

     (x) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, and each amendment or supplement to the Registration Statement and the Prospectuses, as of their respective effective or issue dates (other than the financial statements and supporting schedules and other financial and statistical information included therein or excluded therefrom or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) appeared on their face to be responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that such counsel need not express any opinion as to the accuracy, completeness or fairness of the statements contained in the Registration Statement, any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, the Prospectuses and each amendment or supplement to the Registration Statement and the Prospectuses except to the extent set forth in paragraph (xiii) below.

     (xi) The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements under the Delaware General Corporation Law and with any applicable requirements of the charter and by-laws of the Company. In rendering the opinion set forth in this paragraph (xi), such counsel may assume that the certificates representing the Common Stock will conform to the specimen certificate examined by such counsel.

     (xii) To the best of such counsel's knowledge and information, based solely upon inquiries of responsible officers of the Company and such counsel's review of attorney's letters to the accountants for the Company sent in connection with the preparation of the Registration Statement, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which is required to be disclosed in the Registration Statement, other than those disclosed therein. In rendering the opinion set forth in this paragraph (xii), such counsel may state that it has made no other inquiries and no search of the public docket records of any court, governmental agency or body or administrative agency.

     (xiii) The information in the Prospectuses under "Description of Capital Stock", "Business--Regulation of Financial Services" and "Certain United States Federal Tax Consequences to Non-U.S. Holders", to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by them and is correct in all material respects.

     (xiv) To the best of such counsel's knowledge and information, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments or agreements required to be described or referred to in the Registration Statement or to be filed as exhibits thereto, other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto in the Prospectuses and the Registration Statement are correct in all material respects. In rendering the opinion set forth in this paragraph (xiv), such counsel may rely on its review of those documents referred to in a certificate of an officer of the Company (the "Officer's Certificate").

     (xv) No filing with, or authorization, approval, consent or order of, any court or governmental authority or agency under any Applicable Law (as defined below) (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations promulgated thereunder, which have been made or obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is required to be obtained by the Company or its subsidiaries in connection with the offering, issuance or sale of the Primary Securities to the International Managers pursuant to the International Purchase Agreement or to the U.S. Underwriters pursuant to the U.S. Purchase Agreement.

     (xvi) No filing with, or authorization, approval, consent or order of, any court or governmental authority or agency under any Applicable Law (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations promulgated thereunder, which have been made or obtained, or as may be required under the securities or blue sky laws of the various states, as to which such counsel need express no opinion) is required to be obtained by the Selling Stockholder in connection with the offer, sale or delivery of the Secondary Securities to the International Managers pursuant to the International Purchase Agreement or to the U.S. Underwriters pursuant to the U.S. Purchase Agreement.

     (xvii) To the best of such counsel's knowledge and information, the execution, delivery and performance of the International Purchase Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Primary Securities by the Company, and the use of the proceeds from the sale of such Primary Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under the International Purchase Agreement and the U.S. Purchase Agreement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the Purchase Agreements) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which has been identified to such counsel in the Officer's Certificate as containing provisions which, in the event of any such conflict, breach, default or imposition of lien, charge or encumbrance, could have a Material Adverse Effect (the "Applicable Contracts"), nor will such action result in any violation of (a) the General Corporation Law of the State of Delaware, the laws, rules or regulations of the State of New York or the laws, rules or regulations of the United States, in each case, that in the opinion of such counsel, based upon such counsel's experience, are normally applicable to transactions of the type provided for by the International Purchase Agreement or the U.S. Purchase Agreement (other than the securities or blue sky laws of the various states and the rules and regulations of the National Association of Securities Dealers, Inc., as to which such counsel need not express any opinion) ("Applicable Law"), except that such counsel need not express any opinion as to the Federal securities laws, (b) the provisions of the Company's Certificate of Incorporation or By-laws, or (c) any order of any governmental agency or body or any administrative or court decree identified to such counsel in the Officer's Certificate. In rendering the opinion set forth in this paragraph (xvii) with respect to conflicts with, breaches of or defaults under, or the imposition of liens, charges or encumbrances pursuant to, Applicable Contracts, such counsel may rely solely on a certificate of a responsible officer of the Company regarding compliance with any covenant, restriction or provision of any Applicable Contract that requires satisfaction of a financial ratio or test or any aspect of the financial condition or results of operations of the Company or any of its subsidiaries.

     (xviii) To the best of such counsel's knowledge and information, the execution, delivery and performance of the International Purchase Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated therein and in the Registration Statement and compliance by the Selling Stockholder with its obligations under the International Purchase Agreement and the U.S. Purchase Agreement will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument which has been identified to such counsel in a certificate of an officer of the Selling Stockholder as containing provisions which, in the event of any such conflict, breach or default, could materially and adversely affect the performance by the Selling Stockholder of its obligations under the International Purchase Agreement or the U.S. Purchase Agreement (including the sale and delivery of the Secondary Securities pursuant thereto) (the "Applicable Stockholder Contracts"), nor will such action result in any violation of (a) any Applicable Law, except that such counsel need not express any opinion as to the Federal securities laws, (b) the provisions of the Selling Stockholder's Certificate of Incorporation or By-laws, or (c) any order of any governmental agency or body or any administrative or court decree identified to such counsel in a certificate of an officer of the Selling Stockholder. In rendering the opinion set forth in this paragraph (xviii) with respect to conflicts with, breaches of or defaults under Applicable Stockholder Contracts, such counsel may rely on a certificate of a responsible officer of the Selling Stockholder regarding compliance with any covenant, restriction or provision of any Applicable Stockholder Contract that requires satisfaction of a financial ratio or test or any aspect of the financial condition or results of operations of the Selling Stockholder or any of its subsidiaries.

     No facts have come to such counsel's attention that would lead them to believe that the Registration Statement, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial information included therein or excluded therefrom or in exhibits to or excluded from the Registration Statement, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial information included therein or excluded therefrom, as to which such counsel need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B


                    FORM OF OPINION OF COMPANY'S COUNSEL
                        TO BE DELIVERED PURSUANT TO
                              SECTION 5(b)(ii)


     (i) Each Subsidiary is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement; and all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as described in the Prospectuses, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or, to the best of such counsel's knowledge and information, any pending or threatened claim.

     (ii) To the best of such counsel's knowledge and information, the Company and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

     (iii) All pending actions, suits, proceedings, inquiries or investigations to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, which are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are, considered in the aggregate, not material.

     (iv) To the best of such counsel's knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws and no default by the Company or any subsidiary exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectus or filed as an exhibit to the Registration Statement, which default or defaults, singly or in the aggregate, are material to the Company and its subsidiaries considered as one enterprise.

     (v) To the best of such counsel's knowledge and information, the issuance of the Securities by the Company and the sale of the Securities by the Selling Stockholder is not subject to preemptive or other similar rights under any agreement to which the Company, the Selling Stockholder or any of their respective subsidiaries is a party.

     No facts have come to such counsel's attention that would lead him to believe that the Registration Statement, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial and statistical information included therein or in exhibits to or excluded from the Registration Statement, as to which such counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical information included therein, as to which such counsel need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit C



                                 __________, 1996

MERRILL LYNCH INTERNATIONAL
MONTGOMERY SECURITIES
SMITH BARNEY INC.
  as Lead Managers of the several
  International Managers to be named
  in the within-mentioned International
  Purchase Agreement
c/o Merrill Lynch International
    Ropemaker Place
    25 Ropemaker Street
    London EC2Y 9LY
    England

      Re:  Proposed Public Offering of First USA Paymentech, Inc. Common Stock
           -------------------------------------------------------------------

Dear Sirs:

      The undersigned, a stockholder and an officer and/or director of First USA Paymentech, Inc., a Delaware corporation (the "Company"), First USA, Inc. or one of their subsidiaries understands that Merrill Lynch International, Montgomery Securities and Smith Barney Inc. propose to enter into an International Purchase Agreement (the "International Purchase Agreement") with the Company and First USA Financial, Inc. providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, First USA, Inc. or one of their subsidiaries, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the International Purchase Agreement that, during a period of 120 days from the date of the International Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, directly or indirectly, offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; provided that nothing contained in this letter agreement shall be deemed to prohibit the exercise of options to purchase Common Stock granted pursuant to the existing employee benefit plans of the Company or the bona fide
                                                                      ---- ----
pledge of shares of Common Stock or such other securities.

                                    Very truly yours,

                                    Signature:

                                    Print Name:

                                      C-2